As filed with the Securities and Exchange Commission on December 28, 2005
                                           Registration Statement No. 333-112041

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)

                Texas                                    74-2073055
      (State of Incorporation)              (I.R.S. Employer Identification No.)

                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

                                 Terry E. Swift
                             Chief Executive Officer
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700
               (Name, address and telephone number of Registrant's
                    executive offices and agent for service)

                                   Copies to:
                                  Karen Bryant
             General Counsel-Corporate, Chief Governance
                             Officer and Secretary
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. | |

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. | |

                                EXPLANATORY NOTE

                   POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-3

     Swift Energy Company, a Texas corporation, formerly New Swift Energy Company (the "Registrant"), was organized to enable its predecessor, formerly Swift Energy Company, a Texas corporation ("Predecessor"), to adopt a holding company organizational structure in accordance with Article 5.03.H of the Texas Business Corporation Act (the "TBCA"). In accordance with Rule 414, the Registrant, as the successor issuer to the Predecessor in the holding company reorganization described below, is filing this Amendment No. 2 to Registration Statement No. 333-112041 in order to hereby expressly adopt Registration
Statement No. 333-112041 on Form S-3 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended. Registration fees were paid at the time of filing the original Registration Statement.

     The purposes for creating the holding company structure are to create a classical holding company, separate Swift Energy Company's domestic and international operations to more closely reflect its management structure, and provide for a more equitable allocation of state taxes.

     The holding company organizational structure was effected pursuant to a Plan and Agreement and Articles of Merger (the "Merger Agreement") among the Predecessor, the Registrant, and Swift Energy Operating, LLC, a Texas limited liability company and a wholly owned subsidiary of the Registrant ("Operating"). The Merger Agreement provided for the merger of the Predecessor into Operating, with Operating continuing as the surviving entity and a wholly owned subsidiary of the Registrant (the "Merger"). The Merger became effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005. Prior to the Merger, the Registrant was a direct, wholly owned subsidiary of the Predecessor organized for the purpose of implementing the holding company organizational structure. Pursuant to Article 5.03.H of the TBCA, shareholder approval of the Merger was not required. The reorganization was structured so that it is tax-free to Swift's shareholders.

     By virtue of the Merger, all of the Predecessor's outstanding capital stock was converted, on a share for share basis, into capital stock of the Registrant. As a result, each shareholder of the Predecessor became the owner of an identical number of shares of capital stock of the Registrant. Additionally, each treasury share of the Predecessor was automatically converted into a treasury share of the Registrant. Also, each outstanding option to purchase shares of the Predecessor's common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's common stock. Finally, each preferred share purchase right under the Predecessor's Amended and Restated Rights Agreement was automatically converted, upon the same terms and conditions, into a preferred share purchase right for each outstanding share of the Registrant's common stock held by such holder.

     Under the TBCA,  the  conversion of shares of stock in the Merger  occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding stock of the Predecessor are deemed to represent the same number of shares of stock of the Registrant. The Registrant's CUSIP number will remain the same and the common stock will continue to be listed on the New York Stock Exchange under the symbol "SFY" without interruption and the Registrant will use the same name as the Predecessor, "Swift Energy Company."

     In the Merger, each shareholder received securities of the same class, evidencing the same proportional interests in the Registrant and having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions, as those that the shareholder held in the Predecessor.

Pursuant to Article 5.03.H of the TBCA, the articles of incorporation, the certificate of designation and the bylaws of the Registrant contain provisions substantially identical to those of the Predecessor prior to the Merger. Also pursuant to Article 5.03.H of the TBCA, the regulations and articles of organization of Operating contain a provision that any act or transaction by or involving Operating, other than the election or removal of managers of Operating, that requires for its adoption under Operating's articles of organization or regulations the approval of the members of Operating, or would require the approval of the shareholders of Operating if Operating were a corporation subject to the Texas Business Corporation Act, shall in addition, require approval of the shareholders of the Registrant and as further specified in the organizational documents of Operating. The authorized capital stock of the Registrant, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also substantially identical to those of the Predecessor's capital stock immediately prior to the Merger. The directors and executive officers of the Registrant are the same individuals who were directors and executive officers, respectively, of the Predecessor immediately prior to the Merger.

Item 16.        Exhibits

Exhibit        Document Description
No.            --------------------
-------

**1.1          Form of Underwriting Agreement (Debt Securities(

**1.2          Form of Underwriting Agreement (Common Stock)

**1.3          Form of Underwriting Agreement (Preferred Stock)

**1.4          Form of Underwriting Agreement (Depositary Shares)

**1.5          Form of Underwriting Agreement (Warrants)

2.1            Plan and Agreement and Articles of Merger to Form Holding Company, dated as of December 21, 2005,
               but effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005, by and    among the
               Registrant,  the  Predecessor  and Operating (incorporated by reference as   Exhibit  2.1  to the
               Registrant's Form 8-K filed on December 28, 2005)

  4.1          Indenture dated as of April 16, 2002, between Swift Energy Company and Bank One, NA, as Trustee
               (incorporated by reference from Swift Energy Company Report on Form 8-K dated April 16, 2002)

  4.2          First Supplemental Indenture dated as of April 16, 2002, between Swift Energy Company and Bank One,
               NA (as Trustee), including form of 9 3/8% Senior Subordinated Notes due 2012 (incorporated by reference from Swift Energy Company Report on Form 8-K dated April 16, 2002)

  4.3          Second Supplemental Indenture dated as of December 28, 2005, between Swift Energy Company and J.P.
               Morgan Trust Company, National Association as successor Trustee to Bank One, NA, (incorporated by reference as Exhibit 4.1 to the Registrant's Form 8-K filed on December 28, 2005)

  4.4          Indenture dated as of June 23, 2004, between Swift Energy Company and Wells Fargo Bank, National
               Association, as Trustee (incorporated by reference from Swift Energy Company Report on Form 8-K filed with the SEC on June 25, 2004)


                                      -3-

  4.5          First Supplemental Indenture dated as of June 23, 2004, between Swift Energy Company and Wells Fargo
               Bank, National Association, as Trustee, including the form of 7 5/8% Senior Notes (incorporated by reference from Swift Energy Company Report on  Form 8-K filed with the SEC on June 25, 2004)

  4.6          Second Supplemental Indenture dated as of December 28, 2005, between Swift Energy Company and Wells
               Fargo Bank, National Association, as Trustee (incorporated by reference as Exhibit 4.2 to the
               Registrant's Form 8-K filed on December 28, 2005)

**4.7          Form of Depositary Agreement between Swift Energy Company and Depository to be designated therein covering Depositary Shares, including Form of Depositary Receipt attached hereto

**4.8          Form of Warrant Agreement and Trustee to be designated therein covering Common Stock Warrants, including Form of Common Stock Warrant attached thereto

**4.9          Form of Warrant Agreement and Trustee to be designated therein covering Preferred Stock Warrants to be offered hereunder, including Form of Preferred Stock Warrant attached thereto

  4.10         Rights Agreement, including exhibits, as amended and restated as of March 31, 1999, between Swift
               Energy Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference as Exhibit 1 to Swift Energy Company's Registration Statement on Form 8-A/A filed April 7,
               1999)

  4.11         Amendment No. 1 to the Rights Agreement dated December 12, 2005 between Swift Energy Company and
               American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference as Exhibit 4.3 to the Registrant's Form 8-K filed on December 28, 2005)

  4.12         Assignment, Assumption, Amendment and Novation Agreement between the Registrant, the Predecessor and
               American Stock Transfer & Trust Company, as Rights Agent effective at 9:00 am., local time in
               Austin, Texas on December 28, 2005 (incorporated by reference as Exhibit 4.4 to the Registrant's
               Form 8-K filed on December 28, 2005)

    *5         Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the validity of the common stock

   **8         Form of Opinion of Jenkens & Gilchrist, A Professional Corporation

 ***12         Swift Energy Company Computation of Ratio of Earnings to Fixed Charges

   *23.1       Consent of H.J. Gruy and Associates, Inc.

   *23.2       Consent of Ernst and Young LLP

   *23.3       Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 5)

     *24       Power of Attorney (included in the signature page)

   ***25       Statement(s) on Form T-1 of Eligibility of Trustee for the Debt Securities

--------------------------------------------
*    Filed herewith
**   To be filed by amendment or Form 8-K
*** Previously filed


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of December, 2005.

                                       SWIFT ENERGY COMPANY



                                       /s/ Terry E. Swift
                                       -----------------------------------------
                                       Terry E. Swift
                                       Chief Executive Officer


     Each  person  whose  signature   appears  below  as  a  signatory  to  this
Registration Statement constitutes and appoints Terry E. Swift, Alton D. Heckaman, Jr., and Bruce H. Vincent or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.



           Signature                                       Capacity                                  Date
           ---------                                       --------                                  ----


/s/ A. Earl Swift
----------------------------            Chairman of the Board                                  December 28, 2005
A. Earl Swift


/s/ Terry E. Swift
----------------------------            Chief Executive Officer (Principal Executive           December 28, 2005
Terry E. Swift                          Officer) and Director


/s/ Bruce H. Vincent
----------------------------            President and Director                                 December 28, 2005
Bruce H. Vincent


/s/ Alton D. Heckaman, Jr.
----------------------------            Executive Vice President and Chief Financial           December 28, 2005
Alton D. Heckaman, Jr.                  Officer (Principal Financial Officer)


/s/ David W. Wesson
----------------------------            Controller (Principal Accounting Officer)              December 28, 2005
David W. Wesson



                                      -5-


--------------------------
Deanna L. Cannon                        Director                                               December 28, 2005


/s/ Raymond E. Galvin
--------------------------
Raymond E. Galvin                       Director                                               December 28, 2005


--------------------------
Douglas J. Lanier                       Director                                               December 28, 2005


--------------------------
Greg Matiuk                             Director                                               December 28, 2005


--------------------------
Henry C. Montgomery                     Director                                               December 28, 2005


/s/ Clyde W. Smith, Jr.
--------------------------
Clyde W. Smith, Jr.                     Director                                               December 28, 2005

INDEX TO EXHIBITS

    Exhibit No.                                 Document Description
    -----------                                 --------------------

5 Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the validity of the common stock

23.1              Consent of H.J. Gruy and Associates, Inc.

23.2              Consent of Ernst & Young LLP








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